
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         DEC-31-1996
<CASH>                                               340,712
<SECURITIES>                                         997,260
<RECEIVABLES>                                        5,754
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     25,422<F1>
<PP&E>                                               524,962
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       23,980,255<F2>
<CURRENT-LIABILITIES>                                868,267<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           22,606,199
<TOTAL-LIABILITY-AND-EQUITY>                         23,980,255<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     175,127<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     400,678<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   11,803
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,532,365)<F7>
<EPS-PRIMARY>                                        (42.96)
<EPS-DILUTED>                                        000

<F1>Included  in current  assets:  Tenant  security  deposits  $3,489,  Other current  assets $11,780 and Mortgagee escrow deposits $10,153.
<F2>Included  in  total  assets:   Investments  in  Local Limited  Partnerships
 $20,783,842,   Other  investments $1,300,636, Organization costs $1,667.
<F3>Current  liabilities  includes:  Accounts  payable to  affiliates  $817,187,
Accounts payable and accrued expenses $39,938, Accrued interest $3,622, Current portion of mortgage notes payable $3,944 and Security deposits payable $3,576.
<F4>Included  in Total  Liabilities  and Equity:  $506,036 of long-term debt and
Minority  interest  in  Local  Limited  Partnerships  $(247)
<F5>Total  revenue includes: Rental $67,543, Investment $60,979 and Other
      $46,605.
<F6>Included in Other  Expenses:  Asset  Management  Fees $137,056, General and
  Administrative $145,911, Property Management Fees $6,115,Rental operations, exclusive of depreciation $62,759, Depreciation $16,184 and Amortization
     $32,653.
<F7>Net loss reflects:  Equity in losses of Local Limited  Partnerships of
     $(1,368,914), and minority  interest in loss of Local Limited Partnerships
      $268 and Accretion of  Original  Issue  Discount  $73,635.

